Exhibit 99.6

Consent of Greenhill & Co., LLC

Board of Directors

Inergy, L.P.

Two Brush Creek Blvd., Suite 200

Kansas City, Missouri 64112

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 5, 2013, to the Board of Directors of Inergy, L.P. (“Inergy”) as Annex F to, and to the description of such opinion and to the references to our name under the headings “Summary – Opinion of Greenhill, Financial Advisor to NRGY,” “Special Factors – Background of the Merger,” “Special Factors – Purpose and Reasons of the Crestwood Participants for the Merger,” “Special Factors – Additional Disclosure Required by Schedule 13e-3 for the Inergy Participants – Opinion of Tudor Pickering, Financial Advisor to the Inergy Midstream Conflicts Committee,” “Special Factors – Additional Disclosure Required by Schedule 13e-3 for the Inergy Participants – Opinion of Greenhill, Financial Advisor to NRGY,” and “Special Factors – Additional Disclosure Required by Schedule 13e-3 for the Inergy Participants – Unaudited Financial Projections of Crestwood, Inergy Midstream and NRGY” in, the proxy statement/prospectus relating to the proposed merger involving Inergy Midstream, L.P. (“Inergy Midstream”) and Crestwood Midstream Partners LP (“Crestwood”), which proxy statement/prospectus is a part of the Registration Statement on Form S-4 of Inergy Midstream. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

GREENHILL & CO., LLC

By:	/s/ Greg Randolph
Greg Randolph
Managing Director

New York, New York

August 8, 2013